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                                                                    EXHIBIT 12.1

STATEMENT OF COMPUTATION OF RATIOS

                                                                          Years Ended December 31,
                                                         2002          2001        2000           1999        1998
                                                     -----------   -----------  ----------    -----------  -----------
Income (loss) before income taxes, minority
 interest and extraordinary item                     $       645   $    (1,037) $   12,288    $     8,284  $      (106)

Fixed charges deducted from earnings                      11,271        11,812      13,361         15,293       16,854
                                                     -----------   -----------  ----------    -----------  -----------

Earnings available for payment of fixed charges      $    11,916   $    10,775  $   25,649    $    23,577  $    16,748
                                                     ===========   ===========  ==========    ===========  ===========

Fixed charges:

  Interest expense, net                              $     9,403   $    10,141  $   11,669    $    13,576  $    15,138

  Amortization of deferred financing fees                  1,029         1,029       1,039          1,151        1,180

Portion of rent deemed to be interest                        839           642         653            566          536
                                                     -----------   -----------  ----------    -----------  -----------

Total fixed charges                                  $    11,271   $    11,812  $   13,361    $    15,293  $    16,854
                                                     ===========   ===========  ==========    ===========  ===========

Ratio of earnings to fixed charges                           1.1           0.9         1.9            1.5          1.0
                                                     ===========   ===========  ==========    ===========  ===========